Exhibit 8.1

May 27, 2014

Seadrill Partners LLC

13th Floor, One America Square

17 Crosswall

London, EC3N 2LB, United Kingdom

Re: Seadrill Partners LLC Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as U.S. counsel for Seadrill Partners LLC (the “Company”), a Marshall Islands limited liability company, with respect to certain legal matters in connection with the preparation of a Prospectus (the “Prospectus”), forming part of the Registration Statement on Form F-3 filed by the Company on the date hereof (the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time of:

(1) common units representing limited liability company interests in the Company;

(2) other classes of units representing limited liability company interests in the Company;

(3) options, warrants and rights to purchase common units and other classes of units representing limited liability interests in the Company; and

(4) debt securities of the Company, which may be senior debt securities or subordinated debt securities.

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Company as to factual matters through a certificate of an officer of the Company (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Company concerning its business, properties and governing documents as set forth in the Registration Statement.

In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

We hereby confirm that all statements of legal conclusions contained in the discussion in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” constitute the opinion of Vinson & Elkins L.L.P. with respect to the matters set forth herein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth herein. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificate, may affect the conclusions stated herein.

No opinion is expressed as to any matter not discussed in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations.” We are opining herein only as to the federal income tax matters described above, and we express no opinion with respect to the applicability to, or the effect on, any transaction of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent. However, this opinion may be relied upon by you and by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including persons purchasing common units or debt securities pursuant to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the incorporation by reference of this letter and consent into the Registration Statement, and to the use of our name under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement and Prospectus. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.